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                           TENDER OF ALL OUTSTANDING

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
           7 1/4% SENIOR NOTES DUE             AND            SENIOR FLOATING RATE NOTES DUE
               OCTOBER 1, 2012                                        OCTOBER 1, 2010
                      OF                                                    OF
          AINSWORTH LUMBER CO. LTD.                              AINSWORTH LUMBER CO. LTD.
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To Our Clients:

     We are enclosing herewith a prospectus, dated           ,      (the
"Prospectus") of Ainsworth Lumber Co. Ltd. ("Ainsworth"), and a related letter of transmittal (the "Letter of Transmittal", which, together with the Prospectus, constitutes the "Exchange Offer") relating to the offer by Ainsworth, to exchange (a) its 7 1/4% Senior Notes due October 1, 2012 (the "New Fixed Rate Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act") for a like principal amount of its issued and outstanding 7 1/4% Senior Notes due October 1, 2012 (the "Original Fixed Rate Notes") and (b) its Senior Floating Rate Notes due October 1, 2010 (the "New Floating Rate Notes", and, together with the New Fixed Rate Notes, the "Exchange Notes") for a like principal amount of its issued and outstanding Senior Floating Rate Notes due October 1, 2010 (the "Original Floating Rate Notes", and, together with the Original Fixed Rate Notes, the "Original Notes"), in each case upon the terms and subject to the conditions set forth in the Exchange Offer.

     PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON           ,
UNLESS EXTENDED BY AINSWORTH IN ITS SOLE DISCRETION.

     THE EXCHANGE OFFER IS NOT CONDITIONAL UPON ANY MINIMUM NUMBER OF ORIGINAL NOTES BEING TENDERED.

     We are the holder of record of Original Notes held by us for your account. A tender of such Original Notes can be made only by us as the record holder and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Original Notes held by us for your account.

     We request instructions as to whether you wish to tender any or all of the Original Notes held by us for your account pursuant to the terms and conditions of the Exchange Offer. Please so instruct us by completing, executing and returning to us the enclosed instruction to Registered Holder from Beneficial Holder enclosed herewith. We also request that you confirm with such instruction form that we may on your behalf make the representations contained in the Letter of Transmittal.

     Pursuant to the Letter of Transmittal, each holder of Original Notes will represent to Ainsworth (i) the Exchange Notes acquired in the Exchange Offer are being obtained in the ordinary course of business of the person receiving such Exchange Notes, whether or not such person is such holder, (ii) neither the holder of the Original Notes nor any such other person has an arrangement or understanding with any person to participate in the distribution of such Exchange Notes, (iii) if the holder is not a broker-dealer or is a broker-dealer but will not receive Exchange Notes for its own account in exchange for Original Notes, neither the holder nor any such other person is engaged in or intends to participate in a distribution of the Exchange Notes and (iv) neither the holder nor any such other person is an "affiliate" of Ainsworth within the meaning of Rule 405 under the Securities Act or, if such holder is an "affiliate", that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the tendering holder is a broker-dealer (whether or not it is also an "affiliate") that will receive Exchange Notes for its own account in exchange for Original Notes, we will represent on behalf of such broker-dealer that the Original Notes to be exchanged for the Exchange Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                         Very truly yours.